UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 31, 2009

CITIGROUP DIVERSIFIED 2000 FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

New York	000-32599	13-4077759

(State or other                                                                        (Commission File                                                    (IRS Employer

jurisdiction of	Number)	Identification No.)

incorporation)

c/o Citigroup Managed Futures LLC

55 East 59th Street - 10th Floor

New York, New York 10022

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 559-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Registrant does not have a board of directors. The Registrant’s general partner, Citigroup Managed Futures LLC (“CMF”), is managed by a board of directors.

Effective July 31, 2009, Mr. Steven Ciampi resigned as a director of CMF.

Effective July 31, 2009, Mr. Ihor G. Rakowsky resigned as Secretary and a director of CMF.

Effective July 31, 2009, Mr. Daryl Dewbrey was appointed Secretary of CMF.

Item 8.01	Other Events.

On July 31, 2009, the Registrant’s general partner, CMF, was transferred from Citigroup Global Markets Holdings Inc. to Morgan Stanley Smith Barney Holdings LLC (“MSSB Holdings”). Morgan Stanley, indirectly through various subsidiaries, owns 51% of MSSB Holdings. Citigroup Global Markets Inc., the Registrant’s commodity broker and a selling agent for the Registrant, owns 49% of MSSB Holdings. Citigroup Inc., indirectly through various subsidiaries, wholly owns Citigroup Global Markets Inc.

CMF will remain the general partner of the Registrant. CMF believes that the transfer will have no material impact on the operation of the Registrant or its limited partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP DIVERSIFIED 2000 FUTURES FUND L.P.

By: Citigroup Managed Futures LLC, General Partner

By /s/ Jerry Pascucci
Jerry Pascucci
President and Director

By /s/ Jennifer Magro

Jennifer Magro
Chief Financial Officer and Director

Date: August 4, 2009